Exhibit 99.1 News Release | February 11, 2020 Wells Fargo Announces Organizational Changes New model creates flatter line of business structure and brings greater focus and accountability to the company SAN FRANCISCO – February 11, 2020 – Wells Fargo & Company (NYSE: WFC) today announced the appointment of several new business leaders and changes designed to create a flatter line of business organizational structure and provide leaders with clear authority, accountability, and responsibility. The new model has five line of business CEOs, each reporting to Wells Fargo CEO Charlie Scharf and represented on the company’s Operating Committee. “The Wells Fargo franchise has extraordinary opportunity and power, and these organizational changes enable us to more effectively pursue our goals and take advantage of the opportunities in front of us,” Scharf said. “These changes create the right structure to build our businesses over the long term and increase our ability to successfully execute on our top priority, which is the risk, regulatory, and control work. I am confident that this organizational model and our strengthened risk and control foundation will bring greater focus and accountability to the company.” Effective immediately, the five line of business CEOs are: • Mary Mack, who most recently led Consumer Banking, becomes CEO of Consumer and Small Business Banking, responsible for Branch Banking and Small Business, which includes the company’s 5,400 branches and delivers a full range of deposit, lending, investment, and payment products. Mack takes on additional responsibilities for Deposits and a newly established Digital team focused on acquiring and servicing new customers through digital channels. • Perry Pelos, who most recently led Wholesale Banking, transitions to a new role as CEO of Commercial Banking, with both relationship and product responsibilities in serving businesses with annual sales generally in excess of $5 million. In this new role, Pelos is responsible for Commercial Capital, Treasury Management, Business Banking, Middle Market Banking, and Government and Institutional Banking. • Jon Weiss, who most recently led Wealth & Investment Management, transitions to a new role as CEO of Corporate & Investment Banking (CIB), which previously was part of Wholesale Banking. The creation of a separate business line for CIB, which focuses on supporting the capital markets, banking, and investment needs of Wells Fargo’s corporate, government, and institutional clients, recognizes the successful franchise the company has today and opportunities to serve the needs of clients more broadly. Commercial Real Estate will become a part of CIB. Weiss also oversees Wells Fargo’s international client businesses and their operations. • The company will conduct a search for a new CEO of Wealth & Investment Management, and Weiss continues to serve in that role on an interim basis until that leader is named. Wealth & Investment Management provides a full © 2020 Wells Fargo Bank, N.A. All rights reserved.

range of personalized wealth management, investment, asset management, and retirement products and services to clients across its businesses that include Wells Fargo Advisors, The Private Bank, Abbot Downing, and Wells Fargo Asset Management. • Mike Weinbach, who most recently served as the CEO of Chase Home Lending at JPMorgan Chase, will join Wells Fargo in early May as CEO of Consumer Lending, elevating a core competency of the company that provides critical capabilities to fulfill the financial needs of customers. In his new role, Weinbach will be responsible for Home Lending, Auto, Credit Cards & Merchant Services, and Personal Loans. Mack is leading Consumer Lending on an interim basis until Weinbach joins the company. Wells Fargo also is making fundamental changes to the way the company manages operations. These changes will enable the company to strengthen how it serves clients and customers, drive operational excellence, and execute on its regulatory priorities. Each of the company’s business lines has core operations functions led by operations leaders who report to Chief Operating Officer Scott Powell, with joint reporting relationships to business line CEOs. Powell, who reports to Scharf, also is creating a Sales Practices Oversight and Management role that will establish an integrated and consistent approach to sales practice monitoring, analytics, and reporting across the company. Filling this role is Michael Cleary, who joined the company on Feb. 4 from Santander US, where he was co-President of Santander Bank and head of its Consumer and Business Banking division. Separately, the company is creating a new Strategy, Digital Platform & Innovation group, reporting to Scharf and responsible for Corporate Strategy and its Digital and Innovation teams. The formation of this group positions Wells Fargo for the future by enhancing the company’s focus on planning for the digital future and investing in the customer experience. Powell is leading this group on an interim basis while the company conducts a search for the leader. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,400 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy. With approximately 260,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2019 rankings of America’s largest corporations. Additional information may be found at www.wellsfargo.com | Twitter: @WellsFargo. Contact Information Media Peter Gilchrist, 704-715-3213 peter.gilchrist@wellsfargo.com or Investor Relations John Campbell, 415-396-0523 john.m.campbell@wellsfargo.com ### 2 February 2020 | News Release